Exhibit 10.1

COMPANY VOTING AGREEMENT

This COMPANY VOTING AGREEMENT ("Agreement") is made as of December 16, 2005, between International Microcomputer Software, Inc., a California corporation ("IMSI"), Broadcaster, Inc., a Delaware corporation ("IMSI Delaware"), and the undersigned stockholder ("Stockholder") of AccessMedia Networks, Inc., a Delaware corporation (the "Company").

RECITALS:

WHEREAS, concurrently with the execution and delivery of this Agreement, IMSI, Broadcaster, Inc., ACCM Acquisition Corp., a Delaware corporation and wholly owned subsidiary of IMSI ("Merger Sub"), and the Company are entering into an Agreement of Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company, and the Company will become a wholly owned subsidiary of IMSI Delaware (the "Merger");

WHEREAS, as of the date hereof, Stockholder is the Beneficial Owner (as defined below) of Subject Shares (as defined below); and

WHEREAS, in order to induce IMSI, IMSI Delaware and Merger Sub to enter into the Merger Agreement, Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and of the covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties agree as follows:

1.	Definitions.

(a) "Beneficially Own" or "Beneficial Owner" with respect to any securities means having "beneficial ownership" as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) "Company Capital Stock" means shares of the Company’s common stock, no par value per share.

(c) "Company Options and Other Rights" means options, warrants and other rights to acquire, directly or indirectly, shares of Company Capital Stock.

(d) "Expiration Date" means the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement) and (ii) the date on which the Merger Agreement is terminated pursuant to its terms; provided, however, that the obligations of Stockholder under Sections 2(a)(iv) and (b) hereof shall survive the Expiration Date until the earlier of (i) December 31, 2010 and (ii) the date on which the former stockholders of AccessMedia Beneficially Own a majority of the outstanding shares of common stock of IMSI (the "Voting Termination Date").

(e) "Subject Shares" means (i) all shares of Company Capital Stock Beneficially Owned by Stockholder as of the date of this Agreement; (ii) all additional shares of Company Capital Stock of which Stockholder acquires Beneficial Ownership during the period from the date of this Agreement through the Expiration Date, and (iii) for purposes of Stockholder’s obligations under Sections 2(a)(iv) and (b) hereof, all shares of capital stock of IMSI and IMSI Delaware Beneficially Owned by Stockholder at each election of directors specified therein.

2.	Voting.

(a) Stockholder hereby agrees that, prior to the Expiration Date (or, in the case of paragraph (iv), prior to the Voting Termination Date), at any meeting of the stockholders of the Company, IMSI or IMSI Delaware, however called, and in any written action by consent of stockholders of the Company, IMSI or IMSI Delaware, unless otherwise directed in writing by IMSI or IMSI Delaware, Stockholder shall cause to be counted as present thereat for purposes of establishing a quorum and shall vote, or cause to be voted, any and all Subject Shares Beneficially Owned by Stockholder as of the record date of such meeting or written consent:

(i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing;

(ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement;

(iii) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease, sublease, exclusive license, sublicense or transfer of a material portion of the rights or other assets of the Company or any subsidiary of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any amendment to the Company's articles of incorporation or bylaws; and (E) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement; and

(iv) with respect to each election of directors of IMSI or IMSI Delaware following the Closing Date until the Voting Termination Date, in favor of Martin Wade, III and each other individual nominated by IMSI or IMSI Delaware (subject to Stockholder’s right to have certain individuals designated by the Stockholders’ Representative pursuant to the Merger Agreement).

(b) Stockholder also agrees to vote all of his, her or its shares from time to time and at all times until the Voting Termination Date, in whatever manner as shall be necessary to ensure that the director elected pursuant to Section 2(a)(iv) of this Agreement may not be removed from office (other than for cause) unless (A) such removal is directed or approved by IMSI or IMSI Delaware or (B) IMSI or IMSI Delaware is no longer so entitled to designate or approve such director. Stockholder agrees to execute any written consents required to effectuate the obligations of this Agreement.

(c) Prior to the Expiration Date or the Voting Termination Date, as the case may be, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with Section 2(a).

(d) Stockholder hereby waives and agrees not to exercise any applicable "appraisal rights" under the Delaware General Corporations Law with respect to the Subject Shares in connection with the Merger and the Merger Agreement.

3.	Revocation of Prior Proxies.

(a) Stockholder hereby revokes any and all prior proxies or powers of attorney given by Stockholder with respect to the voting of the Subject Shares and agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of the Subject Shares until the Expiration Date.

(b) Stockholder shall, at IMSI’s and IMSI Delaware's expense, perform such further acts and execute such further documents and instruments as may reasonably be required to vest in IMSI and IMSI Delaware the power to carry out and give effect to the provisions of this Agreement.

4.     No Restrictions on Transfer. It is understood and agreed that (i) this Agreement does not prohibit the Stockholder from selling or otherwise transferring the Subject Shares, provided, however, that it shall be a condition to any such sale or transfer of the Subject Shares prior to the Closing Date of the Merger that the transferee agrees to become a party to this Agreement, and (ii) the obligations under this Agreement following the Closing Date of the Merger shall terminate with respect to any Subject Shares that are sold or otherwise transferred by the Stockholder.

5.     Covenants of Stockholder. The Stockholder covenants and agrees for the benefit of IMSI and IMSI Delaware that, until the Expiration Date, Stockholder will not:

(a) sell, transfer, pledge, hypothecate, encumber, assign, tender or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, tender or other disposition of, (i) any Subject Shares or any interest therein, or (ii) any Company Options and Other Rights or any interest therein; provided, however, that Stockholder may convert, exercise or exchange Company Options and Other Rights into or for shares of Company Capital Stock in which event such shares of Capital Stock shall become and be deemed Subject Shares subject to all the terms and conditions of this Agreement;

(b) grant any powers of attorney or proxies or consents in respect of any of the Subject Shares, deposit any of such Subject Shares into a voting trust, or enter into a voting agreement with respect to any of such Subject Shares; and

(c) take any other action with respect to the Subject Shares that would in any way restrict, limit or interfere with the performance of Stockholder's obligations hereunder or the transactions contemplated hereby and the Merger Agreement.

6.     Representations and Warranties of Stockholder. Stockholder represents and warrants to IMSI and IMSI Delaware as follows:

(a) As of the date of this Agreement and at all times through the Expiration Date:

(i) Stockholder is and will be the Beneficial Owner (free and clear of any encumbrances or restrictions) of the outstanding shares of Company Capital Stock set forth under the heading "Shares of Company Capital Stock Beneficially Owned", on the signature page hereof.

(ii) Stockholder is and will be the Beneficial Owner (free and clear of any encumbrances or restrictions) of the outstanding Company Options and Other Rights set forth under the heading "Company Options and Other Rights Beneficially Owned" on the signature page hereof (except to the extent that such Company Options and Other Rights are converted into, exercised or exchanged for shares of Company Capital Stock); and

(iii) Stockholder does not directly or indirectly Beneficially Own any shares of Company Capital Stock or Company Options or Other Rights or other securities of the Company, other than the shares of Company Capital Stock and Company Options and Other Rights set forth on the signature page hereof.

(b) Stockholder has and will have the legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Agreement. This Agreement has been duly executed and delivered by Stockholder and, if Stockholder is a corporation or partnership, has been duly authorized by all requisite corporate or partnership action of Stockholder, as the case may be, and upon its execution and delivery by IMSI and IMSI Delaware, will constitute a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally, and the availability of injunctive relief and other equitable remedies.

(c) The execution, delivery and performance by Stockholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which Stockholder is a party or by which any of Stockholder's assets may be bound, and, if Stockholder is a corporation or partnership, the organizational documents of Stockholder, or (ii) violate any order, writ injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of its assets.

(d) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby.

7.    Adjustments; Additional Shares. In the event (a) of any stock dividend, stock split, merger, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Subject Shares or (b) that Stockholder shall become the Beneficial Owner of any additional shares of Company Capital Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2(a), then the terms of this Agreement shall apply to the shares of Company Capital Stock or other instruments or documents held by Stockholder immediately following the effectiveness of the events described in clause (a) or Stockholder becoming the Beneficial Owner thereof as described in clause (b), as though, in either case, they were Subject Shares hereunder.

8.     Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by Law, (a) no waiver that may be given by a party shall be applicable except in the specific instance for which it was given and (b) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand.

9.     Assignment. This Agreement may not be assigned by either party hereto without the prior written consent of the other party. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors and assigns.

10.    Entire Agreement. This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto, set forth the entire understanding of the parties with respect to the subject matter hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

11.     Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to IMSI or IMSI Delaware, to:

International Microcomputer Software, Inc.
75 Rowland Way
Novato, CA 94945
Attn: Martin Wade III, Chief Executive Officer
Facsimile: (415) 897-2544

With a required copy to:

Morgan, Lewis & Bockius, LLP
2 Palo Alto Square
3000 El Camino Real, Suite 700
Attn: Tom Kellerman
Facsimile: (650) 843-4001

If to Stockholder:

_________________________
_________________________
_________________________
Attn:_____________________
Facsimile:_________________

With a required copy to:

_________________________
_________________________
_________________________
Attn:_____________________
Facsimile:_________________

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

12.     Captions. All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

13.     Counterparts. This Agreement may be executed in counterparts, and either party may execute such counterpart, both of which when executed and delivered shall be deemed to be an original and which counterparts taken together shall constitute but one and the same instrument.

14.     Severability; Enforcement. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.     Specific Performance. Stockholder acknowledges that the agreements contained in this Agreement are an integral part of the transactions contemplated by the Merger Agreement, and that, without these agreements, IMSI and IMSI Delaware would not enter into the Merger Agreement, and acknowledges that damages would be an inadequate remedy for any breach by Stockholder of the provisions of this Agreement. Accordingly, Stockholder agrees that Stockholder's obligations hereunder shall be specifically enforceable and Stockholder shall not take any action to impede the other from seeking to enforce such right of specific performance.

16.     Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of California, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of California. Each party irrevocably submits to the exclusive jurisdiction of (a) California, and (b) the United States District Court for the Northern District of California, for the purposes of any Action arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such Action either in the United States District Court for the Northern District of California or if such Action may not be brought in such court for jurisdictional reasons, in the Superior Court of the State of California, Santa Clara County. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any Action in California with respect to any matters to which it has submitted to jurisdiction in this Section 15. Each party irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement or the transactions contemplated hereby in (i) the United States District Court for the Northern District of California, or (ii) the Superior Court of the State of California Santa Clara County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

[Signature Page To Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto all as of the day and year first above written.

INTERNATIONAL MICROCOMPUTER
SOFTWARE, INC.

By: _____________________________
Name:
Title:

BROADCASTER, INC.

By: _____________________________
Name:
Title:

ACCM ACQUISITION CORP.

By: _____________________________
Name:
Title:

If stockholder is a natural person	STOCKHOLDER

______________________________
(Signature)

______________________________
Print Name

If stockholder is a business or other entity	STOCKHOLDER

___________________________
Name

By: _____________________________
Name:
Title:

Number and class of shares of Capital Stock:

Number of Company Options and Other Rights: